OPTION AGREEMENT



         THIS OPTION AGREEMENT ("Agreement") is entered into this 30th day of May 1998, by and between NuOasis International, Inc., a corporation organized under the laws of the Commonwealth of the Bahamas ("NuOasis"), and Flexweight Corp., a Kansas corporation (the "Company").

         WHEREAS, the Company proposes to issue to NuOasis option to purchase shares of its $0.10 par value common stock (the "Common Stock") in connection with the Company's exchange of securities with NuOasis International, Inc. ("NuOasis") pursuant to the Exchange Agreement dated May 21, 1998 between the Company and NuOasis, a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein (the "Exchange Agreement"); and,

         WHEREAS, to induce NuOasis to execute the Exchange Agreement the Company hereby grants NuOasis an option to purchase additional shares of the Company's Common Stock subject to the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, NuOasis and the Company agree as follows:

1.       The Option

         The Company hereby grants to NuOasis or its assignee (hereinafter "Holder") an option (the "Option") to acquire Two Hundred Fifty Thousand (250,000) shares of the Company common stock, subject to adjustment as set forth herein (such shares, as adjusted, are hereinafter referred to as the "Option Shares"), at a purchase price of $0.10 per share ("Option Price").

2.       Terms and Exercise of Option

         A. Term of Option. Subject to the terms of this Agreement, Holder shall have the right to exercise the Option in whole or in part, commencing the date hereof through the close of business on July 1, 1999.

         B. Exercise of the Option. The Option may be exercised upon written notice to the Company at its principal office setting out the number of Option Shares to be purchased, together with payment of the Option Price (as defined in and determined in accordance with the provisions of paragraphs 4 and 5 hereof.

                  Subject to paragraph 5 hereof, upon such Notice of exercise and payment of the Option Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of Holder, or its successor as provided for herein, and in such name or names as the Holder may designate, a certificate or certificates for the number of Option Shares so purchased. The rights of purchase represented by the Option shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part, and in the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to Adjustment as set forth in paragraph 5 hereof. the company irrevocably agrees to reconstitute the Option Shares as provided herein. The Option represented by this Agreement may only be assigned or transferred by NuOasis to an Affiliate or subsidiary, or as the result of a corporate reorganization or recapitalization. For the purpose of this Option the term "Affiliate" shall be defined as a person or enterprise that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

3.       Reservation of Option Shares

         The Company shall at all times keep reserved and available, out if its authorized Common Stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights to purchase the Company's Common Stock represented by this Option Agreement. The transfer agent for the Common Stock and any successor transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of such rights of purchase, will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent or its successors.

4.       Adjustment of the Number of Option Shares

         The number of Option Shares purchasable pursuant to this Agreement shall be subject to adjustment from time to time upon the happening of certain event, as follows:

         A. Adjustment for Future Issuances of Capital Stock. Except as provided below, the number of Option Shares purchasable hereunder shall be increased to that total number of shares of the Company's Common Stock equal to the difference between one million (1,000,000) plus the number of shares of Common Stock previously purchased pursuant to this Option and nineteen and one-half percent (19.5%) of the total number of shares of Common Stock on a fully diluted basis issued and outstanding at any time, during the term of this Agreement.

         B.       Adjustment  for  Recapitalization.  Subject to  paragraph  4.A above, in the event the Company shall (a) subdivide its outstanding shares of Common Stock, (b) reverse split or otherwise reduce its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (c) issue or convert by reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that the Holder shall be entitled to receive the kind and number of Option shares or other securities of the Company which it would have owned or have been entitled to receive after such Recapitalization, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall be calculated and effected taking into account the formula set forth in paragraph 4.A. above and shall become effective immediately after the effective date of such even retroactive to the effective date.

         C. Preservation of Purchase Rights Under Consolidation. Subject to paragraph 4.A above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or incase of any sale or conveyance to another corporation of the property of the Company as an entirely or substantially as an entirety, the Company shall prior to the closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to grant the Holder the right thereafter upon payment of the Option Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers sales or conveyances.

         D. Notice of Adjustment. Whenever the number of Option Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to the Holder Notice of such adjustment or adjustments, and shall deliver to Holder setting forth the adjusted number of Option shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

         E. No Adjustment for Dividends. Except as provided herein, no adjustment to the Option Shares shall be made in respect of any cash dividend.

5.  Failure to Deliver Option Shares Constitutes Breach Under Exchange Agreement

         Failure by the Company, for any reason, to deliver the certificates representing any shares purchased pursuant to this Option, or the placement of a Stop Transfer order by the Company, shall constitute a "Breach" under the Exchange Agreement and, for the purpose of this Option, failure to deliver or transfer the subject shares shall automatically toll the expiration of this Agreement for a period of time equal to the delay in delivering the subject shares or term of the Stop Transfer order.

6.  Assignment

         This Agreement and the rights hereunder shall not be assigned by either party hereto; provided, however, that in the event NuOasis or the Company are deemed by reason of their respective ownership of each other's shares to be subject to review by the Gaming Control Board of Nevada or other jurisdiction and the respective party does not wish to submit the necessary applications or pay the attendant fees, or for any reason is deemed unsuitable for licensing in a jurisdiction where one of the parties has or intends to submit to the applicable gaming rules and regulations, then in such event, the party not wishing to subject to the respective rules and regulations or pay the attendant fees may be allowed to assign and dispose of its interest in the shares of the party submitting itself to the licensing procedure. Such disposal shall be accomplished either by (a) a sale of the shares of the license to a buyer mutually acceptable to both parties at a price Not less than fair market value, or (b) the transfer of the subject shares of the license by the other party into a "blend trust or other type of trust which satisfies the requirements of the subject gaming regulatory body.

7.  Counterparts

         A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.



8.  Further Documentation

         Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction or otherwise to carry out the intent and purposes of this Agreement.

9.  Notices

         All Notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses as amended by the parties with written Notice to the other:

To NuOasis:                         NuOasis International Inc.
                                    43 Elizabeth Avenue, Box N-5680
                                    Nassau, Bahamas
                                    Telephone:       (809) 356-2903
                                    Facsimile:       (809) 326-8434

With copy to:                       Archer & Weed
                                    4695 MacArthur Court, Suite 530
                                    Newport Beach, California 92660
                                    Telephone:       (714) 833-5363
                                    Facsimile:       (714) 833-5384

To the Company:                     Flexweight Corporation
                                    1946 Plateau Way
                                    Wendover, Nevada 89883
                                    Telephone:       (702) 664-3919
                                    Facsimile:       (702) 664-2331

10. Counterparts

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Governing Law

         This Agreement was negotiated, and shall be governed by the laws of the
         Commonwealth  of  the  Bahamas   notwithstanding   any  conflict-of-law
         provision to the contrary.

12. Entire Agreement

         This Agreement sets forth the entire understanding between the parties hereto and NuOasis other prior written or oral statement or agreement shall be recognized or enforced.

13. Severability

         If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

14. Amendment or Waiver

         Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and NuOasis waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

15. Headings

         The section and subsection heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                    "NuOasis"
                           NuOasis International Inc.



                                        By:   /s/ Fred Luke
                                        Name: Fred G. Luke
                                        Title: President

                                       Address:  43 Elizabeth Avenue, Box N-8680
                                                 Nassau, Bahamas

                                     "Flex"
                                                     Flexweight Corporation




                                       By:    /s/ Walter G. Sanders
                                       Name: Walter G. Sanders
                                       Title: President

                                       Address:   1946 Plateau Way
                                                  Wendover, Nevada 89883